STOCK PURCHASE AND SALE AGREEMENT


     THIS STOCK PURCHASE AND SALE AGREEMENT ("Agreement"), dated this 29th. day of February, 1996, by and between PIONEER RAILCORP, an Iowa corporation ("Pioneer"), and JOHN WARFIELD, an individual whose principal place of business is at 117 S. Water St., Keokuk, Iowa 526322 ("Seller"); and KNRECO, INC., d/b/a KEOKUK JUNCTION RAILWAY, an Iowa corporation ("KNRECO") and KEOKUK UNION DEPOT COMPANY, an Iowa corporation ("KUD"); WITNESSETH THAT:

     WHEREAS Seller is the owner of 126,380 shares of the common stock of KNRECO, and said shares constitute 66.72% of the issued and outstanding shares of KNRECO (there being a total of 189,430 shares issued and outstanding); and

     WHEREAS Pioneer desires to buy and Seller desires to sell said shares of stock; and

     WHEREAS it is in the best interest of KNRECO and KUD to cooperate with the contemplated transaction;

     NOW, THEREFORE, Seller, KNRECO, KUD and Pioneer, hereby agree as follows:

     1. SALE AND TRANSFER OF SHARES. Subject to the terms and conditions set forth in this Agreement, Seller will sell, transfer and convey to Pioneer all 126,380 of the issued and outstanding shares of KNRECO he owns, plus any and all other rights, options or warrants Seller may have (the "Shares"), and Pioneer will purchase said Shares (being the 126,380 shares outstanding, plus any and all other rights or options Seller may have), for the consideration set forth in Section 4, hereinbelow.

     2. ACQUIRER. Pioneer is an owner of railroads and by reason of its business and financial experience, and that of its officers and directors, Pioneer represents and warrants to Seller that it has the capacity to protect its own interest in the transaction, and qualifies as an "accredited investor" as defined by the U.S. Securities & Exchange Commission. Pioneer acknowledges that it has been informed that the shares have not been registered under the Securities Act of 1933, or under any state securities act. Pioneer represents and warrants that it is purchasing the shares for its own account and not with a view towards resale of the shares.

     3. DESCRIPTION OF SHARES. The shares involved in this transaction will be the common stock of KNRECO, being the only class of securities issued by KNRECO, and representing 66.72% of the outstanding shares.

                                                    Page 1 of 15.


     4. TERMS OF PAYMENT. The Purchase Price ("Price") shall be paid (less the $5,000 earnest money downpayment) as follows:

     (A)  $16.50 per share in cash at Closing; or

     (B) At the option of Seller, all or any portion of the Purchase Price may be paid in shares of Pioneer Common Stock (hereinafter the "Pioneer Stock"), at a rate of 1 share of Pioneer Stock per $3.625 of the Purchase Price; to be tendered by certificate(s) at Closing. Seller shall elect, in writing, not less than five (5) days before Closing, how much of the Purchase Price he will take in Pioneer Stock, if he wishes to avail himself of this right; Provided, that if Seller exercises this right, he hereby certifies that he recognizes the attributes of the stock described in Section 5, hereinbelow, and is a resident of a state that permits the sale without registration under its state securities laws; and

     (C) As a condition of Closing, Pioneer shall promptly upon the execution of this Agreement make an offer to purchase all of the issued and outstanding shares of KNRECO (but not the treasury shares), for the purchase price specified in Section 4(A) and (B), above. Seller and his counsel have reviewed and approved the language of the offer to be submitted to the other shareholders of KNRECO (the "Shareholders"), the form of which is attached hereto as "Exhibit H". Pioneer shall then transmit said offer to the Shareholders as expeditiously as possible, but by no means slower than First Class United States Mail. Shareholders shall have a deadline of not more than one business day prior to Closing to return their executed election form, and up to forty-five days to tender their original stock certificate(s). Pioneer shall accept a faxed election form as timely, if the original is forwarded with the stock certificate(s). Pioneer shall pay the cash Purchase Price at Closing to all Shareholders who tender their stock certificate(s) with their election form (and shall pay the Pioneer Stock portion of the purchase price as expeditiously as possible thereafter), and the remaining Shareholders shall be paid within five business days of receipt of said certificate(s). Seller shall assist Pioneer, as required, to enable it to make a prompt distribution of the Purchase Price to Shareholders.
Notwithstanding the above-specified deadlines, any of the Shareholders who are not present within the United States of America or the Dominion of Canada during the time of the offer, shall be given sixty (60) to return their election and their original certificate(s) and such tender shall be considered timely; and

     (D) As a further condition of this Agreement, Pioneer shall provide Seller at Closing with an agreement whereby it will defend, indemnify and hold Seller harmless in the event that the United States Small Business Administration (or its successor, designee or

                                                    Page 2 of 15.


agent) requires Seller individually to repay the $290,300 loan it extended to KNRECO and more fully described in a loan agreement and guaranty dated January 25, 1994.

     5. PIONEER STOCK. The Pioneer Stock issued to Seller, as provided in Section 4(B), above, will not be registered under the Securities Act of 1933, or any state securities act. It will be issued as a "private placement", and will be "restricted" as to
resale, pursuant to SEC Rule 144.   Seller represents and warrants
to Pioneer that, by virtue of his business and financial experience, and that of his attorneys and other advisors, he has the capacity to protect his own interests in this transaction, and that he qualifies as an "accredited investor" as defined by the U.S. Securities & Exchange Commission. Seller acknowledges that he has been informed that the Pioneer Stock has not been registered under the Securities Act of 1933, or under any state securities act, and he individually represents and warrants that he is acquiring the Pioneer Stock for his own account and not with a view towards resale, and that he will not sell, transfer, pledge or otherwise dispose of the Pioneer Stock, except in accordance with SEC Rule 144.

     6. DELIVERY OF SHARES. At Closing, Seller shall deliver an executed Bill of Sale and Stock Power, in the form attached hereto as "Exhibit E", along with the original stock certificates (No. #_______________), and any other appropriate documents, pursuant to
Section 1, representing the total of 126,380 shares to be transferred, and shall deliver said certificates to Pioneer. Upon such delivery, Pioneer shall tender the purchase price (including the cash portion thereof by cashier's or certified check).

     7.  STB APPROVAL.  Pioneer will file (on or before March 1,
1996), and prosecute the appropriate filings with the U.S. Surface Transportation Board ("STB") to transfer ownership and control of KNRECO. Pioneer shall pay all costs and expenses incurred in such proceedings (including the fees of any attorneys retained by Pioneer), and this transaction is expressly conditioned upon the parties obtaining such STB approval. Pioneer may terminate this Agreement prior to Closing in the event of the imposition by the STB of any term or condition on its approval which is unacceptable to it, including such conditions as labor protection.

     8. OTHER COVENANTS AND CONDITIONS PRECEDENT. In addition to the STB approval condition contained in Section 7, Pioneer's obligation to close this Agreement shall be subject to the following other conditions and covenants:

          (A) A due diligence review by Pioneer, including on-site inspection of the property and equipment (subject to the execution of Exhibit D), and a review of KNRECO's financial and traffic information, contracts, agreements, and corporate

                                                    Page 3 of 15.


     records. Seller, KNRECO and KUD agree to permit free access, at all reasonable times, to Pioneer for the purpose of such due diligence review, and agree to arrange a meeting between Pioneer and KNRECO's customers, at a mutually convenient time and place.

          (B) KNRECO shall not sell, lease, transfer, pledge, assign, grant any lien or security interest in, or otherwise encumber or dispose of any asset (other than supplies and materials in the ordinary course of business), after the date of this Agreement, except as specifically provided herein.

          (C) KUD shall not sell, lease, transfer, pledge, assign, grant any lien or security interest in, or otherwise encumber or dispose of any asset (other than supplies and materials in the ordinary course of business), after the date of this Agreement, except as specifically provided herein.

          (D) Neither KNRECO nor KUD have, since December 31,1995, nor shall either before closing, pay any dividends, director fees, grant any bonuses, increases in salaries, wages or benefits, or make or pay any other compensation, gift, or remuneration to any shareholder, officer, director, employee, agent, or other entity which is in excess of their usual or ordinary wages, salary or benefits.

          (E) All Shareholders and all issued and outstanding shares of every class and series are listed on Exhibit F, attached hereto, and KNRECO and KUD have not and will not, at or prior to Closing issue any warrants, options, rights or additional shares or other shares whatsoever, nor shall any treasury shares be transferred or reissued; Provided, however, that nothing contained herein shall prohibit the valid transfer of existing issued and outstanding shares between shareholders who have received Pioneer's offer to purchase, if such transfer is disclosed in writing at least three business days prior to Closing and the previous owner acknowledges in writing that he received the offer and transferred such shares voluntarily and with full knowledge of such offer.

          (F)  Any personal property present on the railroad
          (except for foreign line railcars), or adjoining right-of-way, shall be assumed to be owned by KNRECO, unless otherwise disclosed in writing at the execution of this Agreement. All owned and leased railcars, locomotives and other rolling stock shall be listed on Exhibit A.

          (G) All assets of KNRECO and all assets of KUD, shall, at Closing, be owned (or leased, if so stated on Exhibit A) by KNRECO, free and clear of any lien, security interest, or other encumbrance or claim by any third party, except for permitted encumbrances listed on Exhibit B.
                                                    Page 4 of 15.


          (H) Seller and KNRECO covenant that KNRECO will not enter into, conclude, or otherwise commit itself to any agreement with Burlington Northern Santa Fe Railway ("BNSF"), or any entity affiliated with BNSF, at or prior to Closing, pertaining to crossings, industrial trackage, the "Moar" line, land or track use or ownership, interchange arrangements, track maintenance, liability, or similar issues, without the prior written consent of Pioneer. Seller and KNRECO acknowledge that Pioneer desires to review this matter and contact BNSF directly prior to entering into any such agreement.

Seller shall sign a statement at Closing, certifying that the covenants contained herein have been adhered to.

     9. ENVIRONMENTAL DISCLOSURE AND INDEMNIFICATION. Seller and KNRECO shall, at least five (5) days prior to Pioneer making the offer to the Shareholders (pursuant to Section 4(C) and 18 herein), furnish Pioneer a written and signed statement, disclosing any and all material Environmental Problems known to Seller and/or KNRECO and/or KUD. Seller warrants and represents that to the best of his knowledge there are no "Environmental Problems" not so disclosed. "Environmental Problem" means any claim, demand, request, inquiry, action or proceeding (whether public or private, formal or informal) brought under the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, ("CERCLA"), or any similar federal, state, or local statute, ordinance, rule, regulation, order or mandate of whatever nature which concerns environmental danger, damage, contamination, toxic wastes, hazardous materials, or the like; or any condition which could reasonably give rise to such claim or proceeding. Seller shall assign to Pioneer, KNRECO and KUD, at closing, his rights, if any, to indemnification from any other entity whose past acts or omissions might have created latent Environmental Problems.

     10. CATASTROPHIC LOSS. In the event KNRECO experiences a major derailment or accident, natural disaster, or other catastrophic loss of assets or value between the date of this Agreement and Closing, Closing shall be extended until repairs are made and service is restored. In the event that service cannot be restored within sixty (60) days, either party shall have the right and option to terminate this Agreement, and neither party shall have any further liability hereunder.

     11. SALE EXCLUSIVE. Seller agrees that Pioneer shall have the exclusive right to purchase the stock of KNRECO from the date of this Agreement through the date of Closing (or such later date as Closing shall be set for pursuant to Section 22), and that he will not sell, offer for sale, solicit or entertain offers to buy, or otherwise attempt to market any or all of the stock of KNRECO to any other party for that time period.


                                                    Page 5 of 15.


     12.  SELLER'S WARRANTY; DISCLOSURE AND INDEMNIFICATION.

     (I) Except as disclosed in writing at least five (5) days prior to Pioneer making the offer to other shareholders (pursuant to Section 4(C) and 18, herein), Seller warrants and represents that, having made all appropriate inquiries, he has no knowledge of the existence of any of the following:

     (A) Any outstanding orders, fines, code violations, investigations or other actions by the Federal Railroad Administration ("FRA"); the Environmental Protection Agency ("EPA"); the Occupational Safety & Health Administration ("OSHA"); or any other federal or state agency having safety and/or health jurisdiction.

     (B) Any outstanding notices, judgments, orders, suits, or actions, or any unasserted claims (including any claims under the Federal Employers' Liability Act ("FELA"), or any other employment-related claims, such as employment discrimination, sexual harassment, employee-benefit disputes, Railway Labor Act proceedings, etc.), involving employees, former employees, vendors, contractors, lessors, lessees, shippers, shipper employees or others, including other railroads.

     (C) Any correspondence from the City of Keokuk, the U.S. Army Corps of Engineers, the U.S. Coast Guard, the State of Iowa, the State of Illinois, or any other entity concerning the Mississippi River Bridge at Keokuk (including the use, maintenance, rehabilitation, or condition thereof) and/or any plans to construct, change, move, modify or enlarge any levees, flood walls or flood control facilities.

     (D) Any default under any agreements, obligations, leases, mortgages, notes, equipment leases, assignments and/or security documents of any kind, by KNRECO, or has any event occurred, or does any condition exist, that, but for the passage of time and/or the giving of notice, would constitute such a default.

     (E) Any payroll, FICA, railroad retirement, unemployment, income, real estate, personal property or other taxes or assessments (including sales, use, excise, fuel or other federal, state and local obligations), due and payable prior to Closing and not, in fact, paid, including any unasserted amounts, interest, fines and/or penalties.

     (F) Any correspondence, notice, or communications from or by any customer of KNRECO to the effect that such customer intends, or is considering, ceasing or materially reducing its rail usage (shipping or receiving).


                                                    Page 6 of 15.


     (G) Any other action which adversely affects the good standing of the KNRECO as a corporation in Iowa, and/or a foreign corporation in Illinois.

     (H) Any claims by any other railroad for unpaid car hire, car repair or interline settlements, which amounts are not included in the financial statements disclosed to Pioneer, or included in the list provided for in Section 12(II) herein.

Seller represents and warrants that KNRECO is not currently a party to any litigation, nor has it any outstanding fines, judgments or other orders against it, nor has it received any notices of material claims, defaults or liabilities which do not appear on the financial statements disclosed to Pioneer, or included in the list provided for in Section 12(II).

     (II)  Seller agrees to furnish Pioneer an itemized list, three
(3) days before Closing (and to update at Closing, if necessary), of all payables not shown on the December 31, 1995 financial statement, if the total amount due any entity is $1,000. or more. Pioneer and Seller acknowledge that some of these accounts will be estimates, Seller agrees such estimates will be made in good faith and using his best judgment. Seller also agrees to furnish Pioneer, at least three (3) days before Closing, with an itemized list of all accounts payable and contingent liabilities (including car hire, car repairs, freight damage claims, derailment expenses, and the like) which appeared, or should have appeared, in the December 31, 1995 financial statements, if the total amount due any entity and not already paid, is in excess of $2,000.

     (III) Seller warrants that KNRECO and/or KUD will not violate any of the covenants contained in Section 8.

     (IV) Seller agrees to, and shall, indemnify, protect, and hold harmless, Pioneer, its officers, directors, employees, agents, attorneys, insurers, successors and assigns, as well as KNRECO and KUD, and their officers, directors, employees, agents, attorneys, insurers, successors and assigns, from and against any and all undisclosed liabilities, claims, demands, losses, penalties, fines, judgments, costs and expenses (including court costs and attorney fees and expenses) "Claims", arising out of, resulting from, connected with, or based upon, the breach of any warranty, covenant or representation made in herein, or any of the matters referred to in Sections 8, 9, 12, 13, 14 and 23, which Seller knew or should have known to be existing at or prior to Closing and not disclosed to Pioneer in writing, in accordance with the terms of this Agreement, prior to Closing. The parties agree that such indemnification shall only apply to material breaches of Sections 9, 12(I) and (II) and 13, and stipulate that, as used herein "material" shall be deemed to mean any breach involving Claims aggregating $7,500 or more; any breach involving Claims aggregating less than $7,500 shall be deemed not material.
                                                    Page 7 of 15.

   13. INJURIES AND CROSSING ACCIDENTS. Seller warrants and represents, to the best of his knowledge there have not been any employee injuries or any crossing accidents, or motor vehicle accidents involving the railroad, its trains or other equipment or vehicles, within the three (3) years prior to the execution of this Agreement (and that any occurring between the execution of this Agreement and Closing will be fully disclosed in writing, prior to Closing).

     14. WARRANTIES OF SELLER. Seller represents and warrants to Pioneer that KNRECO is a corporation duly organized, validly existing, and in good standing under the laws of the State of Iowa, and is authorized to do business as a foreign corporation in the State of Illinois; that Seller has the right, power, legal capacity, and authority to enter into and perform his obligations under this Agreement; and that KNRECO is not in default or breach of any contract or obligation, nor has any event occurred nor does any condition exist which, but for the passage of time, and/or the giving of notice, would constitute such a default. KNRECO shall provide its Secretary's Certificate of the incumbency of its officers and directors at Closing.
     Seller represents and warrants to Pioneer that KUD is a corporation duly organized, validly existing, and in good standing under the laws of the State of Iowa; and that KUD is not in default or breach of any contract or obligation, nor has any event occurred nor does any condition exist which, but for the passage of time, and/or the giving of notice, would constitute such a default. KUD shall provide its Secretary's Certificate of the incumbency of its officers and directors at Closing.

     15. WARRANTIES OF PIONEER. Pioneer represents and warrants to Seller that it has the right, power and legal capacity to enter into and perform its obligations under this Agreement; that its Board of Directors, stockholders, and/or any other party having power or authority to approve this transaction has done so (with the exception of the STB). Pioneer shall provide its Secretary's Certificate of the incumbency of its officers at Closing.

     16. INSIDER LOANS. Seller, KNRECO, and KUD represent and warrant that there are no notes or loans (or loan guarantees) to officers, directors or employees of KNRECO or KUD, and that no such loans or guarantees shall be created at or before Closing, except for expense reimbursements due in the ordinary course of business in an aggregate amount of not more than $1,000, which expenses shall be documented by the persons involved and paid by KNRECO prior to Closing.

     17.  C-CORPORATION STATUS.  Seller and KNRECO represent that
KNRECO and KUD are "C-Corporations" under Internal Revenue Service regulations.


                                                    Page 8 of 15.


     18. APPROVAL BY KNRECO BOARD. Within five (5) days of the execution of this Agreement, Pioneer and Seller shall advise the Board of Directors of KNRECO and KUD of the contents of this Agreement and the intent of Pioneer to offer to purchase all of the issued and outstanding shares of KNRECO. If the Board votes to recommend that the Shareholders of KNRECO accept Pioneer's offer, the Board shall submit that recommendation to all of the Shareholders. Pioneer's offer shall include the disclosures required by Securities & Exchange Commission regulations, including a copy of Pioneer's most recent Form 10-Q and Form 10-K.

     19. OPTION OF PIONEER. In the event that insufficient numbers of shareholders accept the offer to enable Pioneer to purchase at least 80% of the issued and outstanding stock at Closing, Pioneer shall have the option to withdraw from this transaction; shall be entitled to the return of its earnest money deposit, and shall have no further liability hereunder.

     20. EMPLOYMENT AGREEMENTS. Pioneer desires to receive the services of Seller and Ralston Taylor to assist in the transition of KNRECO's operation to Pioneer ownership. Therefore, at Closing, Pioneer, KNRECO and Seller will enter into an employment contract, providing for Seller to serve as a management employee, in a consulting capacity, for a period commencing at Closing, and running through April 30, 1999, for a salary of $50,000 per year (paid on a semi-monthly basis). Such services shall consist of assistance in connection with the transition, advice and information regarding operations, employees, customers, connecting railroads, suppliers, and so forth, and assistance with on-going issues (including accidents, injuries, etc.). Such services shall be on a best-efforts basis by Seller and will not involve substantial time commitments, and will generally be in the form of telephone consultations. Pioneer and KNRECO agree that KNRECO will also pay Seller's health insurance premiums (for Pioneer Railroad Services Inc.'s group health coverage); the premiums for Seller's non-qualified retirement plan insurance policy; and Seller's clubhouse dues in the Keokuk Country Club.
     In the event Pioneer also purchases the shares owned by Ralston L. Taylor ("Taylor"), Pioneer agrees that KNRECO will offer Taylor, at Closing, an employment contract providing that he will be employed as a management employee of KNRECO, in a consulting capacity, for a period commencing at Closing, and running through July 31, 1998, at an annual salary of $30,000 per year, payable semi-monthly. KNRECO shall also pay the premiums on Taylor's heath insurance under the Pioneer group policy and the premiums on his non-qualified retirement plan insurance policy; and KNRECO will change the beneficiary on the life insurance benefit on such policy to such person as Taylor may direct.

     21. CLOSING. The transfer of the ownership of the shares from Seller to Pioneer (herein "Closing") shall take place on

                                                    Page 9 of 15.


Tuesday, March 12, 1996, at 4:00 p.m. CST, at the offices of KNRECO in Keokuk, Iowa. The certificates, Bill of Sale and Stock Power, consideration, and other documentation shall be physically exchanged by the parties at Closing, as provided in Sections 4, 6, 8, 20, 24, 26 and 28 herein.

     22. EXTENSION OF CLOSING. If, for any reason beyond the control of the parties, Closing cannot take place as provided in
Section 21, either party shall have the right and option to extend the date of Closing for up to thirty (30) days.

     23. EMPLOYEE MATTERS. Seller, KNRECO and KUD hereby represent and warrant that there are no contracts currently in force with any officer, director, employee or independent contractor of KNRECO or KUD with respect to continued employment or severance pay, or which would otherwise inhibit KNRECO's or KUD's right to terminate such person's employment or contractual relationship, without cause or notice (other than the contracts listed in Exhibit G), and Seller, KNRECO and KUD agree not to enter into any such contract at or before Closing, except with the written consent of Pioneer.

     24. STATUS OF COMPANY AT CLOSING. Seller, KNRECO and KUD shall deliver original, true and correct copies of any and all deeds, abstracts of title, plats, leases, tariff and rate agreements, interchange agreements, surcharge agreements, demurrage and car hire agreements, and all other contracts and agreements; track charts; valuation maps; blueprints; articles of incorporation, by-laws, state corporation records, minutes of shareholder and Board of Directors meetings, the Iowa Certificates of Incorporation, the stock transfer books (including all canceled stock certificates), the corporate seals; the original stock certificates of the Keokuk Union Depot Company, and all other subsidiaries of KNRECO; all keys to switch locks, the depot and any other structures; and all accounting, financial, traffic, maintenance, employee and other books and records of KNRECO and KUD, to Pioneer at Closing. All existing contracts, leases and agreements shall be left in force, including any railcar storage agreements, and all insurance policies.

     25. COOPERATION OF PARTIES. Seller, KNRECO and KUD agree to cooperate with Pioneer in the transition of control of KNRECO and KUD; to provide such information as Seller, KNRECO and KUD have on any and all facets of the business, and to assist in any on-going matters. The parties agree that, in addition to the documents referred to hereinabove, each party will deliver such other or additional documentation as is reasonably required by their respective counsel. Pioneer and KNRECO agree to allow Seller reasonable access to the books and records of KNRECO for the purpose of preparing any taxes or other documents required or for responding to any IRS inquiries or audits relating to periods prior to Closing.
                                                   Page 10 of 15.


     26. NON-COMPETITION. As part of this Agreement, and as part of the consideration for the employment contracts provided for in
Section 20, Seller agrees that he will execute at Closing a non-competition agreement, in the form attached hereto as "Exhibit C" and Ralston L. Taylor shall, as part of the consideration for his employment contract, be required to execute at Closing, a non-competition agreement, in substantially the same form.

     27. BROKERS; ATTORNEYS. The parties jointly represent that no broker procured this sale, and that no commission is due any broker, sales agent, or other third party. The parties agree that KNRECO shall be responsible for all legal fees incurred in connection with the review, drafting, and negotiation of this Agreement, up until the time it is executed, which fees shall not exceed $6,100. All legal fees incurred in connection with this transaction after execution of this Agreement, with the exception of the preparation of appropriate filings for the approval of the transaction by the STB, shall be the sole responsibility of Seller.

     28. KNRECO OFFICERS AND DIRECTORS. All the then-current officers, and directors of KNRECO and KUD will be required to resign their positions, in writing, effective at Closing. Any compensation, severance, or other consideration due any officer, director or employee of KNRECO or KUD by reason of his service prior to Closing, or his resignation, shall be paid by Seller or forgiven.

     29. WAIVER OF BREACH. The waiver by any party of the breach of any condition, covenant or provision herein contained shall in no way impair the right of the aggrieved party to avail itself of any subsequent breach, whether of the same or similar nature, or not, nor shall any failure or delay on the part of any party in exercising any right, power or remedy hereunder preclude any subsequent exercise thereof.

     30. CHOICE OF LAW; CHOICE OF FORUM. This Agreement shall be construed to have been executed in Peoria, Illinois, and it shall be governed, construed and enforced in accordance with the laws of the State of Illinois. Litigation arising out of or connected with this Agreement may be instituted and maintained in the State Courts of the State of Illinois, only, and the parties consent to jurisdiction over their person and over the subject matter of any such litigation in those courts, and consent to service of process issued by such courts.
     Prior to instituting litigation regarding any dispute involving this Agreement, any party may request resolution of such dispute by non-binding arbitration. The other party(ies) shall respond to such request within a reasonable time; Provided, however, that the parties shall not be obligated to request or accept such arbitration.


                                                   Page 11 of 15.


     31. BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties, and their respective officers, directors, employees, agents, attorneys, insurers, heirs, personal representatives, successors and assigns; Provided, however, that no party may assign any right or obligation hereunder, except with the written approval of all other parties hereto.

     32. THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto, and, where provided for, their respective officers, directors, employees, shareholders, agents, attorneys, insurers, successors and assigns. Nothing contained herein shall be construed to confer any rights upon any third party, with the exception of Ralston L. Taylor and the other Shareholders of KNRECO.

     33. SEVERABILITY. If any clause or provision of this Agreement shall be finally determined invalid, illegal or unenforceable by a Court of competent jurisdiction, then that clause or provision only shall be held inoperative, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

     34. CONSTRUCTION OF AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements, oral or written (except for the Letter of Intent which this Agreement shall be read in conjunction with). No waiver, modification or amendment of this Agreement shall be of any force or effect unless made in writing and signed by the parties, and specifying with particularity the nature and extent of such waiver, modification or amendment. Unless otherwise expressly provided or unless the context requires otherwise, words importing the singular number shall mean and include the plural number, and vice versa. Where the term "including" is used herein, it shall be construed to mean "including, but not limited to,". Where any term such as "his" or "him" is used herein, it shall be construed to have been used for convenience only, and shall be construed to include the masculine, feminine, and neuter genders, unless the context requires otherwise.
     Seller agrees that where references are made herein to the best of his "knowledge", that Seller, as President and Chairman of KNRECO and KUD, will be charged with having personal knowledge of any and all knowledge possessed by any officer, director, employee, insurer, or attorney of KNRECO and/or KUD; Provided, however, that insofar as employee injuries (for purposes of Section 13, above), the sole knowledge of the allegedly injured employee shall not be charged to Seller merely because the allegedly injured person is/was an employee.

     35. SURVIVAL OF REMEDIES AND WARRANTIES. The representations, covenants, warranties, indemnifications and

                                                   Page 12 of 15.


remedies contained in this Agreement shall survive the execution and Closing of this Agreement, and shall be deemed to have been reconfirmed by the parties at Closing.

     36. NOTICES. All notices, demands, requests or other communications which may be or are required to be given or sent by any party pursuant to this Agreement shall be in writing and shall be deemed to have been properly given if sent by certified mail to the parties at the following addresses:

     Seller:  John Warfield               with copy to:

                                          John D. Heffner, Esq.
                                          Rea, Cross & Auchincloss
                                          Suite 420
                                          1920 "N" Street, N.W.
                                          Washington, D. C. 20036


     Pioneer:  Pioneer Railcorp
               1318 S. Johanson Road
               Peoria, Illinois 61607

     KNRECO:  Keokuk Junction Railway
      and
     KUD:     Keokuk Union Depot Company

              117 S. Water Street
              Keokuk, Iowa  52632


or such other address as the parties may from time to time give notice of.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first appearing above.


PIONEER RAILCORP                     JOHN WARFIELD



By:__/s/ Guy L. Brenkman______     ___/s/ John Warfield________
Name: Guy L. Brenkman, CEO


KNRECO, INC.                        KEOKUK UNION DEPOT COMPANY


By:___/s/ John Warfield_______    By:___/s/ John Warfield______
Name:                             Name:
Its:                              Its:
                                                   Page 13 of 15.



                     CERTIFICATE OF EXECUTION



STATE OF IOWA  )
               ) ss
COUNTY OF LEE  )



     Before me the undersigned Notary Public personally appeared
John Warfield, being personally well known to me, and under oath he stated that he executed the foregoing Agreement voluntarily and with full authority so to do.



                                   ________________________________
                                   Notary Public



                     CERTIFICATE OF EXECUTION



STATE OF ILLINOIS   )
                    ) ss
COUNTY OF PEORIA    )



     Before me the undersigned Notary Public personally appeared Guy L. Brenkman, being personally well known to me, and under oath he stated he was the duly elected President of Pioneer Railcorp ("Corporation"), and that he executed the foregoing Agreement with full authority, and on behalf of the Corporation.



                                   ________________________________
                                   Notary Public




                                                   Page 14 of 15.





                     CERTIFICATE OF EXECUTION



STATE OF IOWA        )
                     ) ss
COUNTY OF LEE        )



     Before me the undersigned Notary Public personally appeared ___John Warfield________, being personally well known to me, and under oath he stated he was the duly elected __________________ of KNRECO, INC. ("Corporation"), and that he executed the foregoing Agreement with full authority, and on behalf of the Corporation.



                                   ________________________________
                                   Notary Public




                     CERTIFICATE OF EXECUTION



STATE OF IOWA        )
                     ) ss
COUNTY OF LEE        )



     Before me the undersigned Notary Public personally appeared ___John Warfield________, being personally well known to me, and under oath he stated he was the duly elected __________________ of KEOKUK UNION DEPOT COMPANY ("Corporation"), and that he executed the foregoing Agreement with full authority, and on behalf of the Corporation.



                                   ________________________________
                                   Notary Public




                                                   Page 15 of 15.




                          EXHIBIT INDEX



Exhibit Number                    Title

    A                       Locomotives, Railcars & Rolling Stock

    B                       Permitted Encumbrances

    C                       Form of Non-Competition Agreements

    D                       Inspection of Property

    E                       Bill of Sale and Stock Power

    F                       Shareholder List

    G                       Contracts

    H                       Offer to other Shareholders


                            EXHIBIT A

          LOCOMOTIVES, RAILCARS AND OTHER ROLLING STOCK



1.  One (1) 1000 HP EMD Diesel Locomotive, KJRY #405

2.  One (1) 1500 HP Cummmins Diesel Locomotive, KJRY #252

3.  One (1) 1500 HP EMD GP-7 Diesel Locomotive, KJRY #488

4.  One (1) 1750 HP EMD GP-10 Diesel Locomotive, KJRY #469

5.  One (1) 1750 HP EMD GP-10 Diesel Locomotive, KJRY #471

6.  Two (2) Trolly Cars

7.  Railcars:

    Two (2) 50 ft. Boxcars,  KJRY #813 and KJRY #939
    One (1) 60 ft. Boxcer,  KJRY #222
    Two (2) Flat Cars,  KJRY #6 and KJRY #8
    One (1) Open-Top Hopper, KJRY #3
    One (1) Caboose, KJRY #2
    One (1) Open-platform obs. car, "Chief Keokuck"
    One (1) Diner, KJRY #4
    One (1) Sleeper, KJRY #5
    One (1) Wooden Boxcar, KJRY #7
    One (1) Baggage Car, KJRY #9
    One (1) Steel Boxcar, KJRY #10
    Fifteen (15)  4000 cu. ft. Covered Hoppers, KJRY #4000-4014
    Five (5) 4427 cu. ft. Covered Hoppers, KJRY #4401-4405
    Two (2) 4740 cu. ft. Covered Hoppers, KJRY #4740 and #4741


                            EXHIBIT B

         PERMITTED ENCUMBRANCES PURSUANT TO SECTION 8(G)



   Encumbrance                 Approximate Amount at March 11, 1996

   State of Illinois                 $331,379.17

   S.B.A.                            $246,611.21

   Keokuk Savings Bank                   -0-
                                     ____________
                          TOTAL      $577,990.38



     The above balances are correct and complete to the best of my knowledge as of March 11, 1996.



                                     /s/James D. Hartrick, CPA


                            EXHIBIT C
                     COVENANT NOT TO COMPETE

     The undersigned, JOHN WARFIELD (herein "Warfield"), for and in consideration of the rights, privileges and benefits conferred upon him by the Stock Purchase and Sale Agreement (including, but not limited to, the employment contract provided for therein) between himself, Pioneer Railcorp, KNRECO, INC. and Keokuk Union Depot Company, dated February ___, 1996 (the "Purchase Agreement"), the sufficiency of such consideration Warfield hereby stipulates to, WARFIELD DOES HEREBY COVENANT AND AGREE THAT HE WILL NOT, without the prior written consent of PIONEER RAILCORP (herein also "Pioneer"), directly or indirectly, or through any other entity, individually or in concert:

     (A) own, manage, operate, acquire, control, negotiate to acquire, or be connected in any manner with, any entity providing rail service, rail car storage or railcar repair, over any line of railroad in either Lee County, Iowa or Hancock County, Illinois; or

     (B) solicit, in competition with KNRECO, or its corporate successor, or assisting others (except Pioneer) with same, the business of any shipper or receiver of freight located on KNRECO, or whose facility is located within 75 miles of Keokuk, Iowa, and is served or sought to be served by KNRECO or its corporate successor, with the exception of any shipper or receiver currently located on the Cedar Rapids and Iowa City Railroad ("CRANDIC").

     This agreement shall remain in force for a period commencing at the Closing of said Purchase Agreement, on or about March 8, 1996, and continuing through January 1, 2010.
     This Agreement covers employment in any capacity whatsoever; provided, however, that nothing contained herein shall be construed to prohibit Warfield from owning securities of any publicly-traded Class I railroad. Warfield understands, acknowledges, and agrees that this Agreement is a material consideration for the Employment Contract referenced above.
     Any waiver by Pioneer of any breach of this Agreement by Warfield, shall not operate as or be construed to be a waiver of any subsequent breach of the same or similar kind(s), nor shall any waiver by Pioneer of any breach of a non-competition agreement by anyone else constitute a waiver of any one or more provisions of this Agreement.
     In the event a Court of competent jurisdiction finally determines that any of the restrictions contained in this Agreement are illegal, invalid, or too broad to be enforced, such provision(s) shall be considered severable, and/or the Court shall be permitted to modify the provisions contained herein to the extent necessary to permit their enforceability.
     This agreement is personal and Warfield may not assign this Agreement. Any attempt to so assign shall be absolutely void. Subject thereto, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of Warfield.
     In the event of any breach, Pioneer shall be entitled to full injunctive relief, which right shall be cumulative with and not successive or exclusive of any other legal rights.
     This Agreement shall be construed and enforced under the laws of the State of Illinois, and the parties consent to jurisdiction over their person and over the subject matter of any such litigation in the courts of the State of Illinois only, and consent to service of process issued by such courts.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the day and year stated below.

DATED:



__[Delivered at Closing]________________
John Warfield



                            EXHIBIT D

                      INSPECTION OF PROPERTY

     1. Between the date of execution of this Agreement and the Closing Date, KNRECO shall provide Pioneer, including its officers, employees, agents, and outside consultants, with access to all properties, lines, equipment, facilities, and business records of KNRECO and KUD in order to make such noninvasive physical and environmental investigation and testing as Pioneer deems appropriate; provided, however, that 1) such investigation shall not unreasonably interfere with the operations on and use of the KNRECO's property by Keokuk Junction Railway and Burlington Northern Santa Fe Railway, 2) Pioneer shall not disclose to any other party(ies) KNRECO's or Keokuk Junction Railway's confidential traffic or business matters (other than the disclosures required to be made as part of Pioneer's Securities & Exchange Commission ("SEC") reporting responsibilities, including, but not limited to any 10-K, 8-K, or similar reports that may be filed during such time period; and 3) Pioneer shall not disclose to anyone (other than any party lending or providing it with financing for this acquisition) the results of such investigation or testing (also, with the exception of SEC reporting obligations).

     2. KNRECO reserves the right to monitor and approve any environmental assessments, tests, studies, procedures, measurements or analyses performed by or for Pioneer in, on, to, or with respect to KNRECO's property. Pioneer shall require any outside agent or consultant it retains to do an Environmental Assessment to sign a copy of this Agreement.

     3. Upon receipt of any test results, Pioneer shall immediately at its cost furnish KNRECO with a copy of all results, assessments, reports and/or studies based upon the Environmental
Assessment.

     4. If the Environmental Assessment reveals contamination of the Subject Property in amount(s) and/or concentration(s) beyond the minimum acceptable levels established by appropriate governmental authorities, or if Pioneer is unwilling to accept the environmental condition of KNRECO's property as revealed by the Environmental Assessment, Pioneer's sole remedy shall be to terminate this Agreement. Pioneer acknowledges that KNRECO is not required to correct, remedy or cure any environmental conditions or contamination of the Subject Property as a condition to Closing or as an obligation with respect to performance required after Closing.

     5. If Pioneer elects not to undertake or contract for an Environmental Assessment, or if Pioneer does not elect to terminate
                               -1-


this Agreement after receiving results of the Environmental Assessment, Pioneer shall take the property "As Is, Where Is", subject to the warranties and representations in the Purchase Agreement that to the best of Seller's knowledge there are no material Environmental Problems, and shall assume all risks of the condition of the Property, regardless of the cause or date or origin of any environmental condition, and shall release all rights and/or claims against Seller for the costs of remediation or cure of any such condition which Seller is not or has no reason to be aware of at or prior to Closing.

     6. Pioneer hereby agrees to indemnify, protect, defend and hold harmless Seller from and against any and all liability, cost, and expense arising out of or connected with the exercise by Pioneer, its officers, agents, or employees, of the rights of access and investigation herein granted, regardless or whether such liability, cost and expense is caused in whole or in part by the fault, failure, negligence, misconduct, nonfeasance or misfeasance of Seller, except for instances of gross negligence or intentional acts.

     7. Pioneer acknowledges that Seller has made and will make no representations, warranties, guaranties, statements or information, express or implied, pertaining to the KNRECO's property, the physical, environmental or condition thereof, or its merchantability or suitability for any use or purpose whatsoever, except for those made in the Purchase Agreement, or in documents or disclosures produced or made pursuant to the provisions of the Purchase Agreement.

     Executed this _____ day of February 1996 by Pioneer Railcorp.



                                 By:___/s/________________________
                                    Guy L. Brenkman, President.


                            EXHIBIT E

             BILL OF SALE AND IRREVOCABLE STOCK POWER



FOR VALUE RECEIVED, the undersigned does hereby sell, assign, and transfer to PIONEER RAILCORP, an Iowa corporation, all right, title and interest the undersigned has to 126,380 shares of KNRECO, INC. common stock (the "Shares"), along with any and all other shares, options, warrant and stockholder rights in said KNRECO, INC. which the undersigned may have any claim to or interest in whatsoever.

The undersigned represents and warrants that he is the sole legal and beneficial owner of said Shares, and that he holds title to said Shares free and clear of any liens, claims, demands, encumbrances, privileges, security interests, or rights of any other entity, and that he has the right to sell the same.

The undersigned further acknowledges that he has received all dividends and distributions of whatever nature to which he is/was entitled to as a shareholder, director or equity or rights holder of KNRECO; and he further waives, releases, and quit-claims any claim, demand or action he may have against KNRECO as a shareholder, director or equity or rights holder of KNRECO, pursuant to the Iowa Business Corporation Act; the United States Securities Act of 1933; the Securities Exchange Act of 1934; any state securities or corporation act; or any other legal or equitable theory.

The undersigned does hereby irrevocably constitute and appoint
PIONEER RAILCORP, attorney to transfer said stock on the books of said KNRECO, INC., with full power of substitution in the premises.

Dated:__________________, 1996.


                                    [Delivered at Closing]
                                  _________________________________
                                  Signature of Owner.




[SIGNATURE GUARANTEE]




Exhibit F

Stockholders

Name                    Shares
Adolph, Laura             1,700
Cllebracht, Joe           1,500
Fanucchi, Edward          1,250
Finley, Robert W. Jr.     5,700
Gudiness, Arline            300
Hartrick, James           1,000
Heffner, John             2,000
Johnson, James            3,525
Knox-Dick, Henry          1,380
Lofton, Richard             500
Mogytych, A. Jr.            487
Opferman, Dennis          2,100
Richmond, Bill               50
Sangree, Carl Jr.         1,000
Taylor, R.L.             15,838
Victor, Paul              2,100
Wagenlease, Inc           1,000
Warfield, John C.        12,000
Warfield, John J.       126,380
Weber, Rudolph            7,000
Weber, Thomas             2,320
Zweerts, Jan                300



                            EXHIBIT G

            CONTRACTS DISCLOSED PURSUANT TO SECTION 23


                            NONE.


                            EXHIBIT H


February 29, 1996



To the Shareholders of KNRECO, INC.:

As you know, Pioneer Railcorp ("Pioneer") has entered into an Agreement to purchase the shares of John Warfield, President, Chairman, and majority shareholder of KNRECO, Inc. ("KNRECO"). A copy of that Agreement is enclosed in this package for your information.

Pioneer is now making that same offer to all of the Shareholders of KNRECO.

Pioneer will purchase your KNRECO, Inc. stock for $16.50 per share, in cash, or, if you elect, part or all of the payment can be made in Pioneer Railcorp common stock. The price of Pioneer stock has been set at one Pioneer share per $3.625 of the purchase price. If you elect to take the entire purchase price in Pioneer Stock, that amount will be rounded to the next highest full share.

Enclosed, for your review, are copies of Pioneer's most recent annual report and proxy statement, and its most recent Form 10-KSB; Form 10-QSB, and Form S-3, as filed with the Securities & Exchange Commission, and the most recent financial statements of KNRECO, Inc., as presented by its Board of Directors to Pioneer.

You have the opportunity to ask questions and receive answers concerning the terms and conditions of the offer, by calling me at
(309) 697-1400.

You may also receive additional information from KNRECO.

If you elect to receive some or all of your purchase price in Pioneer stock, you will receive Class A common stock, which is the only class currently outstanding, and is listed on the Chicago Stock Exchange under the symbol, "PRR"; However, the Pioneer stock issued to sellers in this transaction will not be registered under the Securities Act of 1933, or any state securities act, and will be RESTRICTED as to transfer under Securities & Exchange Commission Rule 144. It may not be sold, transferred, or pledged for a period of two years after issuance, except for transfers by gift or inheritance. The stock becomes tradeable after the expiration of the two-year holding period. The restriction does not affect any other rights. These shares will have the same voting rights, dividend rights, and other rights that Pioneer Class A common shares may have.




Offer to KNRECO Shareholders
Page 2 of 3.

Pioneer stock has been traded on the exchange since July, 1993. Between July 1993 and June 1995, the stock traded in a range of $2.00 to $9.00. In July, 1995 there was a 2 for 1 split. Since then the stock has traded from a low of $2.25 a share, to a high of $4.50. The Closing price yesterday, February 28, was $3.875 (or $7.75 on a pre-split basis). Your price of $3.625 was set on the date Pioneer entered into its letter of intent to make this offer.

In accepting one of the payment options involving Pioneer shares,you represent and warrant that, by virtue of your business and financial experience, and that of your professional advisors, you have the capacity to protect your own interests in this transaction, and that you qualify as an "accredited investor" as defined by the U.S. Securities & Exchange Commission.

In order to accept the offer to purchase, you will be required to fill out and sign the Form of Election, enclosed with this letter; sign the Bill of Sale and Stock Power; and deliver your original KNRECO, Inc. stock certificates. The Form of Election specifies the payment option you desire. By executing the Bill of Sale and Stock Power, you warrant that you are the sole owner of the number of shares shown on your election form, and that you have no other interest in, or claim upon, KNRECO, Inc., as a shareholder. If the information contained on the Form of Election is incorrect, or if your records show you are entitled to any other right or interest in KNRECO, Inc. by reason of being a shareholder, contact me immediately.

For United States residents, accepting the entire purchase price in Pioneer stock would constitute a TAX-FREE TRANSACTION for the shareholder. Your basis in your KNRECO stock would carry over to the Pioneer stock, and you would not be liable for federal income tax until you sold your Pioneer stock. If you accept all, or any portion of the purchase price in cash, you will have to report that as a sale of your KNRECO stock. For further information as to the tax consequences of the transaction, you are urged to consult your tax professional.

This offer will remain open until the 5:00 pm (CST) Monday, March 11, 1996. Those shareholders who sign and return the Form of Election by that time will be deemed to have made a timely election. If you return the executed Bill of Sale and Stock Power along with your original KNRECO, Inc. stock certificate(s) by that date, payment will be made on March 12, 1996. If you cannot send your certificates by that date, but have timely sent your Form of Election, you will have forty-five (45) days to deliver your Bill of Sale and Stock Power, along with your original stock certificates. If those items are not delivered within that time

Offer to KNRECO Shareholders
Page 3 of 3.

period, your election will be deemed to have lapsed. Also, I will offer, if any of you wish to have your canceled KNRECO certificate(s) returned to you as a memento, please put a note to that effect with it, and we will be glad to do that.

SPECIAL NOTE: Any KNRECO shareholder who is not present within the United States of America or the Dominion of Canada during the time of the offer (February 29 - March 11, 1996) will be permitted sixty
(60) days from the date of this letter to return the Form of Election, Bill of Sale and Stock Power, and original stock certificate(s), and such election and delivery shall be deemed timely.

Any shareholder who elects not to sell his/her stock, or who fails to return the Form of Election, or deliver the Bill of Sale and Stock Power along with their original stock certificate(s) in a timely manner, will be deemed to have rejected this offer, and waived any rights they may have hereunder. You will remain a shareholder of KNRECO. Pioneer and/or KNRECO reserve the right to extend, renew or make another offer to purchase all or any portion of the remaining shares of KNRECO, Inc., HOWEVER, neither Pioneer nor KNRECO make any representations, expressed or implied, that any offer to purchase KNRECO shares will be extended, renewed, or made again. SUCH ACTION MAY OR MAY NOT BE TAKEN, TOTALLY AT THE DISCRETION OF PIONEER and/or KNRECO, INC. Shareholders will assume the risk that they will never have a market for their KNRECO, Inc. shares.

I urge you to read the enclosed materials carefully before making your decision. Again, please do not hesitate to contact us if you have any questions about the transaction. We look forward to receiving your response.

Sincerely yours,


/s/

Guy L. Brenkman,
Chairman-CEO.

Enclosures.

                         FORM OF ELECTION

     I,______________________________________("Seller"), being the legal and beneficial owner of ____________ shares of KNRECO, Inc. Common Stock, having received the offer to purchase said shares from PIONEER RAILCORP, dated February 29, 1996, hereby elect as follows:

A.  [  ]   I accept the offer, and wish to receive the purchase
price in:
              1. [ ]   Cash.

              2. [ ]   _____% Cash and _____% Pioneer Stock.

              3. [ ]   Pioneer Stock

              If Seller checked payment option two or three, he/she hereby represents and warrants that they have been informed that the Pioneer Stock will be issued as a "private placement", and will not be registered under the Securities Act of 1933, or any state securities act. Seller understands it will be "restricted" as to transfer, pursuant to SEC Rule 144. Seller represents and warrants to Pioneer that, by virtue of his/her business and financial experience, and that of their professional advisors, they have the capacity to protect their own interests in this transaction, and that they qualify as an "accredited investor" as defined by the U.S. Securities & Exchange Commission. Seller further warrants that he/she is acquiring the Pioneer Stock for their own account, and not with a view towards resale (as an underwriter), and that he/she will not sell, transfer, pledge or otherwise dispose of the Pioneer Stock, except in accordance with SEC Rule 144. Seller warrants that he/she is not a resident of a state which requires registration of the transaction.

B.  [ ]   I decline the offer.  I understand that by doing so I am
waiving any rights I may have under said offer, and that this offer may not be extended, renewed or made again. I acknowledge that I will remain a stockholder of KNRECO, Inc. and that there may never be a market for my shares of KNRECO, Inc., and in declining the offer, I accept that risk.

Please sign exactly as your name(s)
appear on your stock certificate(s):

                                   ________________________________

Dated:__________________, 1996.

                                   ________________________________

INSTRUCTIONS: After you have made your election, you should return this form in the envelope provided. IF YOU MARKED ELECTION "A"; you must provide your Social Security Number (or tax identification number) below, and, in order to receive your payment, you must sign and return the Bill of Sale and Stock Power along with your original stock certificates.

Social Security Number (or tax ID
Number):_______________________________

PIONEER RESERVES THE RIGHT TO REJECT THIS FORM OF ELECTION IF IT IS NOT EXECUTED AND RECEIVED BY 5:00 pm, CST, MONDAY MARCH 11, 1996.

IN ORDER TO RECEIVE PAYMENT YOU MUST BE RETURN YOUR EXECUTED BILL OF SALE AND STOCK POWER AND YOUR ORIGINAL STOCK CERTIFICATE(S) BY APRIL 26, 1996. PIONEER RESERVES THE RIGHT TO DECLARE THIS ELECTION VOID AND LAPSED IF THE EXECUTED BILL OF SALE AND STOCK POWER AND THE CERTIFICATE(S) ARE NOT DELIVERED BY THAT DATE.